Exhibit 5(b)


                        WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                           ATTORNEYS AND COUNSELORS AT LAW
                            1601 BRYAN STREET, 30TH FLOOR
                                 DALLAS, TEXAS 75201

                               TELEPHONE (214) 979-3000
                                  FAX (214) 880-0011


                                     May 29, 1997



          TUC Holding Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas 75201


          Ladies and Gentlemen:

                    Referring to the Registration Statement on Form S-3 to be filed by TUC Holding Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of 3,000,000 shares of common stock, without par value ("Stock"), to be offered from time to time by the Company in connection with its Direct Stock Purchase and Dividend Reinvestment Plan ("Plan"), subject to the consummation of the mergers of Texas Utilities Company, to be renamed Texas Energy Industries, Inc., and ENSERCH Corporation, the predecessors of the Company, with and into subsidiaries of the Company, we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All necessary action on the part of the Company's Board of Directors with respect to the issuance and sale of Stock to be purchased directly from the Company has been taken.

                    3. Any Stock to be purchased directly from the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and sold for the consideration contemplated in the Plan.

                    4. Any Stock to be purchased on the open market will be validly issued, fully paid and non-assessable.

                    We hereby consent to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration
          Statement  and  to  the  use  of  our  name  as  counsel  in said
          Registration Statement and as authority for certain of the information contained or incorporated by reference therein.

                                             Very truly yours,

                                             WORSHAM, FORSYTHE
                                               & WOOLDRIDGE, L.L.P.



                                             By:  /s/ T.  A. Mack
                                                ----------------------------
                                                              A Partner